UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2015

CommScope Holding Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 CommScope Place, SE, Hickory , North Carolina		28602
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	828-324-2200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 13, 2015, CommScope Holding Company, Inc. (the “Company”) announced its intention to enter into an amendment to the credit agreement governing its revolving credit facility to, among other things, extend the maturity date to May 2020, subject to acceleration under certain circumstances, and add revolving commitments in the amount of $150 million under its revolving credit facility. The ability to access the additional revolving commitments is conditioned on the consummation of the Company’s previously announced acquisition of TE Connectivity Ltd.’s Broadband Network Solutions business unit and other customary conditions.

The foregoing information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Safe Harbor Statement

The statements in this release state the Company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company may not be successful in entering into the amendment or that it will ultimately elect to do so. Additionally, the Company’s actual results could differ materially from those projected in such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommScope Holding Company, Inc.

May 14, 2015	By:	/s/Frank B. Wyatt, II

Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary